UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )
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Consumers Energy Company

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CONSUMERS ENERGY COMPANY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 20, 2011

To the Shareholders of Consumers Energy Company:

The annual meeting of shareholders of Consumers Energy Company (“Consumers”) will be held on Friday, May 20, 2011, at 9:00 A.M., Eastern Daylight Saving Time, at the corporate headquarters located at One Energy Plaza, Jackson, Michigan 49201. The purposes of the annual meeting are to:

(1)	Elect 10 members to the Consumers’ Board of Directors;

(2)	Consider a proposal to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit Consumers’ consolidated financial statements for the year ending December 31, 2011; and

(3) Transact such other business as may properly come before the annual meeting.

The Consumers annual report to the shareholders for the year 2010, including its consolidated financial statements, accompanies this information statement, unless you have previously requested internet access rather than a paper copy.

The Board of Directors has set March 25, 2011, as the record date for our annual meeting. Shareholders are invited to attend our annual meeting. Shareholders interested in attending the annual meeting must present proof of current stock ownership (such as a recent account statement) and photo identification prior to being admitted into the meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

Catherine M. Reynolds
Corporate Secretary

Consumers Energy Company
One Energy Plaza
Jackson, Michigan 49201

April 8, 2011

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is furnished by the Board of Directors of Consumers Energy Company (“Consumers”) in connection with the annual meeting of shareholders to be held on May 20, 2011.

As of March 25, 2011, Consumers’ outstanding common stock ($10 par value) and preferred stock ($100 par value) consisted of 84,108,789 shares of common stock held by CMS Energy Corporation (“CMS”) and 441,599 shares of preferred stock held by the public (except the directors’ holdings noted below). Holders of preferred and common stock are entitled to one vote for each share and shareholders have cumulative voting rights for the election of directors. That is, holders of preferred and common shares are entitled to cast as many votes as equal the number of shares held multiplied by the number of directors to be elected (10 this year), and they may cast all of such votes for a single nominee or distribute them among any two or more nominees as they choose.

While all shareholders are cordially invited to attend the annual meeting, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. We have been advised that all 84,108,789 Consumers common shares held by CMS (99.5% of the Consumers shares entitled to vote) will be voted in favor of the proposed directors, thus assuring their election, as well as in favor of the other proposal(s) recommended by the Consumers’ Board of Directors.

To the knowledge of management, no person or entity except CMS owns beneficially more than 5% of any class of Consumers’ outstanding voting securities. Messrs. Way and Yasinsky each own 10 shares of the preferred stock of Consumers.

The determination of approval of corporate action by the shareholders is based on votes “for” and “against.” Abstentions and broker discretionary votes are not counted as “against” votes but are counted in the determination of a quorum.

INCORPORATION BY REFERENCE — CMS PROXY STATEMENT

Please refer to the enclosed CMS proxy statement dated April 8, 2011, for information regarding the nominees for directors and the other proposal(s) being voted on by Consumers’ shareholders, as well as the committees of the Board of Directors, compensation of directors and executive officers and various other 2010 information statement disclosures. This information appears beginning with the heading “CORPORATE GOVERNANCE” in the CMS proxy statement and is incorporated by reference herein.

BOARD AND COMMITTEE INFORMATION

The Consumers’ Board of Directors met 9 times during 2010 (1 of which was a telephonic meeting). All incumbent directors attended 100% of the Consumers’ Board and assigned committee meetings during 2010. Our Corporate Governance Principles state the expectation that all Board members will attend all scheduled board and committee meetings, as well as the Annual Meeting of Shareholders. All Board members attended the 2010 Annual Meeting of Shareholders.